Exhibit 10.3

June 27, 2007

Petróleos Mexicanos
Avenida Marina Nacional No. 329
Torre Ejecutiva, Piso 41
Colonia Huasteca
México, D.F. 11311
México

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton as set forth under the heading “Exploration and Production (Reserves),” in the Annual Report on Form 20-F of Petróleos Mexicanos for the year ended December 31, 2006. We prepared estimates, as of January 1, 2006, of the proved crude oil, condensate, and natural gas reserves and the oil equivalent of 57 fields with interests owned by the United Mexican States (Mexico). These estimates were prepared in accordance with the reserves definitions of Rules 4-10(a) (1)-(13) of Regulation S-X of the United States Securities and Exchange Commission. The fields are located offshore from Mexico in the Southwest Marine Region and are those referenced in our certificate letter dated April 18, 2007.

Very truly yours,

/s/  DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON